UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2014

ORIENT PAPER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-34577	20-4158835
(Commission File Number)	(IRS Employer Identification No.)

Science Park, Juli Road Xushui County, Baoding City Hebei Province, People’s Republic of China	072550
(Address of Principal Executive Offices)	(Zip Code)

(86) 312-8698215

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 3, 2014, Orient Paper, Inc. (the “Company”) issued a press release announcing its unaudited financial results and certain operational results for the third quarter ended September 30, 2014. A copy of the press release making the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and and is incorporated herein by reference.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Officer and Director

On November 1, 2014, Mr. Winston C. Yen submitted his resignation from the position of chief financial officer of the Company, effective immediately. Mr. Yen’s resignation was due to personal reasons and not due to any disagreements with the Company regarding financial, operational or other matters.

On November 1, 2014, Mr. Drew Bernstein submitted his resignations as a member of the board of directors (the “Board”) of the Company and the chair of the Audit Committee, effective immediately. Mr. Bernstein’s resignations were due to personal reasons and not due to any disagreements with the Company regarding financial, operational or other matters.

Appointment of Jing Hao as Chief Financial Officer

On November 3, 2014, the Board appointed Ms. Jing Hao to the position of the Company’s Chief Financial Officer.

Ms. Jing Hao, 31, previously served as the Company’s Chief Financial Officer between November 2007 and April 2009. In addition, Ms. Hao has served as Chief Financial Officer of the Company’s operating entity, Hebei Baoding Orient Paper Milling Company Limited, since 2006. Prior to that, she was Manager of Financial Department for Hebei Baoding Orient Paper Milling Company Limited from 2005 to 2006.

Ms. Hao receives a monthly salary of RMB 20,000 (approximately $3,273).

Appointment of Marco Ku as a Director and Chairman of Audit Committee

On November 3, 2014, the Board of the Company appointed Mr. Marco Ku as an independent member of the Board to fill the vacancy created by the departure of Mr. Bernstein. In conjunction with his appointment to the Board, Mr. Ku was appointed to serve as a member and the chairman of the Company’s Audit Committee, and a member of Compensation Committee and Nominating Committee. The Board determined that Mr. Ku qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations of the Securities Exchange Act of 1934, as amended.

Mr. Marco Ku, 40, is the founder of Sensible Investment Company Limited, an investment consulting firm based in Hong Kong founded in 2013. Mr. Ku was previously Chief Financial Officer of China Marine Food Group Limited (OTC: CMFO) from July 2007 to October 2013. Prior to his position at China Marine Food Group Limited, Mr. Ku co-founded KISS Catering Group, a food and beverage business in Beijing from October 2005 to April 2007. From October 2004 to September 2005, he worked as the Financial Controller at Hongkong.com Company Limited (a Hong Kong listed company within the China.com Group). From August 2000 to February 2003, he served as Manager of Corporate Services at Logistics Information Network Enterprise (HK) Limited, a subsidiary of Hutchison Port Holdings Ltd., where he later served as Manager of Management Accounting from March 2003 to September 2004. Mr. Ku worked at KPMG LLP from 1996 to 2000, where his last held position was Assistant Manager. Mr. Ku received a bachelor’s degree in finance from the Hong Kong University of Science and Technology in 1996, and is currently a fellow member of the Hong Kong Institute of Certified Public Accountants. Based on Mr. Ku’s extensive experience withcorporate accounting and finance matters, in particular his role in financial reporting of publicly held companies, the Board believes that Mr. Ku has the appropriate set of skills to serve as a member of the board.

2

On November 3, 2014, the Company entered into an appointment letter with Mr. Ku (the “Appointment Letter”). Purusant to the Appointment Letter, Mr. Ku will receive an annual fee of $20,000 in cash. In addtion, the Company will issue to Mr. Ku 7,500 shares of its common stock, par value $0.001, under the Company’s stock incentive plan. Mr. Ku will be reimbursed for his out-of-pocket epxenses incurred in connetion with his service to the Company.

Item 8.01	Other Events.

On November 3, 2014, the Company issued a press release announcing the appointments of Ms. Hao as the Company’s Chief Financial Officer and Mr. Ku as the Company’s director and chair of the Company’s Audit Committee, and the resignations of Mr. Yen and Mr. Bernstein. A copy of the press release is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Appointment Letter dated November 3, 2014, by and between Orient Paper, Inc. and Marco Ku.

99.1	Press Release dated November 3, 2014, announcing unaudited financial results and certain operational results for the third quarter of 2014.

99.2	Press Release dated November 3, 2014, announcing changes in the executive officer and director of Orient Paper, Inc.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENT PAPER, INC.

Date: November 6, 2014	By:	/s/ Zhenyong Liu
		Name:	Zhenyong Liu
		Title:	Chief Executive Officer

4